Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Third Quarter 2019 Operating Results

Three Month Results

•	Net revenue increased 9.4% to $457.8 million

•	Net income increased $5.7 million to $99.7 million

•	Adjusted EBITDA increased 11.8% to $215.2 million

Three Month Acquisition-Adjusted Results

•	Acquisition-adjusted net revenue increased 3.4%

•	Acquisition-adjusted EBITDA increased 5.6%

Baton Rouge, LA – Tuesday, November 5, 2019 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2019.

“I am pleased to report that revenue growth accelerated in the third quarter, as advertisers increasingly recognize the power of out-of-home to reach their target audiences in today’s fragmented media landscape,” Chief Executive Sean Reilly said. “We anticipate continued strength in the fourth quarter and are on track to reach the upper end of our previously provided guidance for full-year AFFO per share.”

Third Quarter Highlights

•	Local revenue increased 3.1%

•	National/Programmatic revenue increased 6.9%

•	Same unit digital revenue increased 6.9%

•	AFFO increased 8.6%

•	Diluted AFFO per share increased 7.3%

Third Quarter Results

Lamar reported net revenues of $457.8 million for the third quarter of 2019 versus $418.5 million for the third quarter of 2018, a 9.4% increase. Operating income for the third quarter of 2019 increased $13.1 million to $141.4 million as compared to $128.4 million for the same period in 2018. Lamar recognized net income of $99.7 million for the third quarter of 2019 compared to net income of $94.1 million for same period in 2018. Net income per diluted share was $0.99 and $0.95 for the three months ended September 30, 2019 and 2018, respectively.

Adjusted EBITDA for the third quarter of 2019 was $215.2 million versus $192.5 million for the third quarter of 2018, an increase of 11.8%.

Cash flow provided by operating activities was $170.9 million for the three months ended September 30, 2019, an increase of $16.6 million as compared to the same period in 2018. Free cash flow for the third quarter of 2019 was $138.2 million as compared to $130.7 million for the same period in 2018, a 5.7% increase.

For the third quarter of 2019, Funds From Operations, or FFO, was $159.5 million versus $146.6 million for the same period in 2018, an increase of 8.8%. Adjusted Funds From Operations, or AFFO, for the third quarter of 2019 was $163.0 million compared to $150.1 million for the same period in 2018, an increase of 8.6%. Diluted AFFO per share increased 7.3% to $1.62 for the three months ended September 30, 2019 as compared to $1.51 for the same period in 2018.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the third quarter of 2019 increased 3.4% over Acquisition-adjusted net revenue for the third quarter of 2018. Acquisition-adjusted EBITDA for the third quarter of 2019 increased 5.6% as compared to Acquisition-adjusted EBITDA for the third quarter of 2018. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2018 period for acquisitions and divestitures for the same time frame as actually owned in the 2019 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Nine Months Results

Lamar reported net revenues of $1.29 billion for the nine months ended September 30, 2019 versus $1.20 billion for the same period in 2018, a 7.6% increase. Operating income for the nine months ended September 30, 2019 was $376.3 million as compared to $329.9 million for the same period in 2018. Lamar recognized net income of $269.4 million for the nine months ended September 30, 2019 as compared to net income of $209.5 million for the same period in 2018. Net income per diluted share increased to $2.69 for the nine months ended September 30, 2019 as compared to $2.12 for the same period in 2018. In addition, Adjusted EBITDA for the nine months ended September 30, 2019 was $569.2 million versus $527.2 million for the same period in 2018, an 8.0% increase.

Cash flow provided by operating activities increased to $408.0 million for the nine months ended September 30, 2019, as compared to $370.1 million in the same period in 2018. Free cash flow for the nine months ended September 30, 2019 increased 2.6% to $353.9 million as compared to $345.0 million for the same period in 2018.

For the nine months ended September 30, 2019, FFO was $423.8 million versus $376.2 million for the same period in 2018, a 12.6% increase. AFFO for the nine months ended September 30, 2019 was $416.0 million compared to $397.0 million for the same period in 2018, a 4.8% increase. Diluted AFFO per share increased to $4.15 for the nine months ended September 30, 2019, as compared to $4.02 in the same period in 2018, an increase of 3.2%.

Liquidity

As of September 30, 2019, Lamar had $345.4 million in total liquidity that consisted of $322.1 million available for borrowing under its revolving senior credit facility and approximately $23.3 million in cash and cash equivalents.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K/A for the year ended December 31, 2018, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•

We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases.

•

Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•

We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•

We define AFFO as FFO before (i) straight-line revenue and expense; (ii) impact of ASC 842 adoption; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) non-recurring infrequent or unusual losses (gains); (ix) less maintenance capital expenditures; and (x) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•

Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

•

Acquisition-Adjusted Consolidated Expense adjusts our total operating expense first to remove the impact of stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases. The prior period is further adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share and Acquisition-Adjusted Consolidated Expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Tuesday, November 5, 2019 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871

Passcode:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059

Passcode:	22861794 Available through Tuesday, November 12, 2019 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com Available through Tuesday, November 12, 2019 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow Director of Investor Relations (225) 926-1000 bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,400 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net revenues	$457,786	$418,498	$1,290,985	$1,199,324

Operating expenses (income)
Direct advertising expenses	149,550	140,699	442,784	419,776
General and administrative expenses	77,370	70,214	230,569	205,734
Corporate expenses	15,681	15,104	48,388	46,608
Stock-based compensation	10,572	8,624	18,078	22,745
Impact of ASC 842 adoption (lease accounting standard)	(581)	—	(6,955)	—
Depreciation and amortization	63,951	55,089	187,150	167,251
(Gain) loss on disposition of assets	(199)	407	(5,360)	7,265

Total operating expense	316,344	290,137	914,654	869,379

Operating income	141,442	128,361	376,331	329,945

Other expense (income)
Loss on extinguishment of debt	—	—	—	15,429
Interest income	(168)	(157)	(553)	(313)
Interest expense	38,323	31,850	114,240	97,321

	38,155	31,693	113,687	112,437

Income before income tax expense	103,287	96,668	262,644	217,508
Income tax expense (benefit)	3,578	2,612	(6,714)	7,969

Net income	99,709	94,056	269,358	209,539
Preferred stock dividends	91	91	273	273

Net income applicable to common stock	$99,618	$93,965	$269,085	$209,266

Earnings per share:
Basic earnings per share	$0.99	$0.95	$2.69	$2.12

Diluted earnings per share	$0.99	$0.95	$2.69	$2.12

Weighted average common shares outstanding:
- basic	100,329,262	98,943,535	100,019,765	98,596,828
- diluted	100,522,177	99,253,008	100,210,143	98,870,116

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$215,185	$192,481	$569,244	$527,206
Interest, net	(36,813)	(30,479)	(109,675)	(93,346)
Current tax expense	(2,916)	(1,474)	(7,745)	(6,394)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(37,120)	(29,701)	(97,680)	(82,174)

Free Cash Flow	$138,245	$130,736	$353,871	$345,019

OTHER DATA (continued):
	September 30,	December 31,
	2019	2018
Selected Balance Sheet Data:
Cash and cash equivalents	$23,287	$21,494
Working capital deficit	$(303,620)	$(91,366)
Total assets	$5,931,736	$4,544,641
Total debt, net of deferred financing costs (including current maturities)	$3,053,801	$2,888,688
Total stockholders’ equity	$1,167,821	$1,131,784

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Selected Cash Flow Data:
Cash flows provided by operating activities	$170,921	$154,305	$407,970	$370,089
Cash flows used in investing activities	$172,674	$58,904	$309,819	$120,326
Cash flows provided by (used in) financing activities	$7,845	$(104,381)	$(96,502)	$(353,943)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$170,921	$154,305	$407,970	$370,089
Changes in operating assets and liabilities	8,066	7,830	58,416	62,924
Total capital expenditures	(37,120)	(29,701)	(97,680)	(82,174)
Preferred stock dividends	(91)	(91)	(273)	(273)
Impact of ASC 842 adoption (lease accounting standard)	(581)	—	(6,955)	—
Other	(2,950)	(1,607)	(7,607)	(5,547)

Free cash flow	$138,245	$130,736	$353,871	$345,019

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$99,709	$94,056	$269,358	$209,539
Loss on extinguishment of debt	—	—	—	15,429
Interest income	(168)	(157)	(553)	(313)
Interest expense	38,323	31,850	114,240	97,321
Income tax expense (benefit)	3,578	2,612	(6,714)	7,969

Operating Income	141,442	128,361	376,331	329,945

Stock-based compensation	10,572	8,624	18,078	22,745
Impact of ASC 842 adoption (lease accounting standard)	(581)	—	(6,955)	—
Depreciation and amortization	63,951	55,089	187,150	167,251
(Gain) loss on disposition of assets	(199)	407	(5,360)	7,265

Adjusted EBITDA	$215,185	$192,481	$569,244	$527,206

Capital expenditure detail by category:
Billboards - traditional	$11,894	$8,715	$34,587	$23,922
Billboards - digital	14,461	13,093	40,498	33,210
Logo	3,249	1,895	7,153	7,000
Transit	497	3,637	2,293	4,377
Land and buildings	4,818	593	6,514	6,622
Operating equipment	2,201	1,768	6,635	7,043

Total capital expenditures	$37,120	$29,701	$97,680	$82,174

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended September 30,
	2019	2018	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$457,786	$418,498	9.4%
Acquisitions and divestitures	—	24,439

Acquisition-adjusted net revenue	$457,786	$442,937	3.4%

Reported direct advertising and G&A expenses (b)	$226,920	$210,913	7.6%
Acquisitions and divestitures	—	13,192

Acquisition-adjusted direct advertising and G&A expenses	$226,920	$224,105	1.3%

Outdoor operating income	$230,866	$207,585	11.2%
Acquisitions and divestitures	—	11,247

Acquisition-adjusted outdoor operating income	$230,866	$218,832	5.5%

Reported corporate expenses	$15,681	$15,104	3.8%
Acquisitions and divestitures	—	—

Acquisition-adjusted corporate expenses	$15,681	$15,104	3.8%

Adjusted EBITDA	$215,185	$192,481	11.8%
Acquisitions and divestitures	—	11,247

Acquisition-adjusted EBITDA	$215,185	$203,728	5.6%

(a)

Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2018 for acquisitions and divestitures for the same time frame as actually owned in 2019.

(b)	Does not include a $581 reduction of expense due to impact of ASC 842 for lease accounting.

	Three months ended September 30,
	2019	2018	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net Income	$99,709	$94,056	6.0%
Interest expense, net	38,155	31,693
Income tax expense	3,578	2,612

Operating Income	141,442	128,361	10.2%

Corporate expenses	15,681	15,104
Stock-based compensation	10,572	8,624
Impact of ASC 842 adoption (lease accounting standard)	(581)	—
Depreciation and amortization	63,951	55,089
(Gain) loss on disposition of assets	(199)	407

Outdoor Operating Income	$230,866	$207,585	11.2%

	Three months ended September 30,
	2019	2018	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total Operating Expense	$316,344	$290,137	9.0%
Gain (loss) on disposition of assets	199	(407)
Depreciation and amortization	(63,951)	(55,089)
Impact of ASC 842 adoption (lease accounting standard)	581	—
Stock-based compensation	(10,572)	(8,624)
Acquisitions and divestitures	—	13,192

Acquisition-Adjusted Consolidated Expense	$242,601	$239,209	1.4%

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income	$99,709	$94,056	$269,358	$209,539
Depreciation and amortization related to real estate	59,742	52,032	175,920	157,941
(Gain) loss from disposition of real estate assets	(164)	505	(5,048)	8,350
Non-cash tax benefit for REIT converted assets	—	—	(17,031)	—
Adjustment for unconsolidated affiliates and non-controlling interest	207	43	561	385

Funds From Operations	$159,494	$146,636	$423,760	$376,215

Straight-line (income) expense	(1)	737	(217)	(220)
Impact of ASC 842 adoption (lease accounting standard)	(581)	—	(6,955)	—
Stock-based compensation expense	10,572	8,624	18,078	22,745
Non-cash portion of tax provision expense	662	1,138	2,572	697
Non-real estate related depreciation and amortization	4,209	3,057	11,230	9,310
Amortization of deferred financing costs	1,342	1,214	4,012	3,662
Loss on extinguishment of debt	—	—	—	15,429

Capitalized expenditures—maintenance	(12,492)	(11,248)	(35,888)	(30,453)
Adjustment for unconsolidated affiliates and non-controlling interest	(207)	(43)	(561)	(385)

Adjusted Funds From Operations	$162,998	$150,115	$416,031	$397,000

Divided by weighted average diluted common shares outstanding	100,522,177	99,253,008	100,210,143	98,870,116

Diluted AFFO per share	$1.62	$1.51	$4.15	$4.02